Exhibit 5.2

[LETTERHEAD OF CHAPOTON SANDERS SCARBOROUGH, LLP]

April 15, 2015

TRI Pointe Homes, Inc.

19540 Jamboree Road, Suite 300

Irvine, California 92612

(949) 438-1400

Re: TRI Pointe Homes, Inc., Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special Texas counsel to Trendmaker Homes, Inc., a Texas corporation (“Texas Guarantor”) in connection with the Registration Statement on Form S-4 (the “Registration Statement”) of TRI Pointe Homes, Inc., a Delaware corporation (the “Company”), and certain direct and indirect wholly-owned subsidiaries of the Company listed as co-registrants thereto, including the Texas Guarantor (collectively, the “Guarantors”), filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”) in connection with the offering by the Company of (a) up to $450,000,000 principal amount of the Company’s 4.375% Senior Notes due 2019 (the “New 2019 Notes”), and the related guarantees of the Company’s payment obligations under the New 2019 Notes (the “2019 Note Guarantees”), in exchange for a like principal amount of the Company’s outstanding 4.375% Senior Notes due 2019 (the “Outstanding 2019 Notes”), and the related guarantees of the Company’s payment obligations under the Outstanding 2019 Notes and (b) up to $450,000,000 principal amount of the Company’s 5.875% Senior Notes due 2024 (the “New 2024 Notes” and, together with the New 2019 Notes, collectively the “New Notes”), and the related guarantees of the Company’s payment obligations under the New 2024 Notes (the “2024 Note Guarantees” and, together with the 2019 Note Guarantees, collectively the “Guarantees”), in exchange for a like principal amount of the Company’s outstanding 5.875% Senior Notes due 2024 (the “Outstanding 2024 Notes” and, together with the Outstanding 2019 Notes, collectively the “Outstanding Notes”), and the related guarantees of the Company’s payment obligations under the Outstanding 2024 Notes.

We have examined the drafts, originals, or copies certified or otherwise identified to our satisfaction, of the following documents:

1. Indenture, dated as of June 13, 2014, with U.S. Bank National Association, as supplemented (the “2019 Indenture”), executed by Weyerhaeuser Real Estate Company (“WRECO”) and U.S. Bank National Association, as Trustee (“Trustee”);

2. Indenture, dated as of June 13, 2014, with U.S. Bank National Association, as supplemented (the “2024 Indenture,” and together with the 2019 Indenture, the “Indentures”), executed by WRECO and Trustee;

TRI Pointe Homes, Inc.

April 15, 2015

3. Notation of Guaranty to be executed by the Texas Guarantor with respect to the New 2019 Notes (the “2019 Texas Guarantee”);

4. Notation of Guaranty to be executed by the Texas Guarantor with respect to the New 2024 Notes (the “2024 Texas Guarantee;” the 2019 Texas Guarantee and the 2024 Texas Guarantee are collectively referred to herein as the “Texas Guarantees”);

5. A copy of the Articles of Incorporation and Bylaws of the Texas Guarantor, as amended and/or restated as of the date hereof and certified by an officer of such entity to be true, accurate and complete (collectively, the “Organizational Documents”);

6. Copies of (A) a certificate issued by the Secretary of State of the State of Texas as of March 25, 2015 confirming the valid existence of the Texas Guarantor (the “Certificate of Existence”), and (B) online evidence from the website of the Texas Comptroller of Public Accounts as of March 25, 2015, confirming the good standing of the Texas Guarantor (“Confirmation of Good Standing”);

7. Copy of a Unanimous Written Consent of Directors of the Texas Guarantor in Lieu of Special Meeting, adopting resolutions authorizing and approving the execution and delivery of the Transaction Documents to which the Texas Guarantor is a party;

8. Copy of Secretary’s Certificate for the Texas Guarantor certifying the documents listed in (5) – (7) above (the “Secretary’s Certificate”); and

9. Such other documents, corporate records, certificates of officers of the Company and the Texas Guarantor and of public officials and other instruments as we have deemed necessary or advisable to enable us to render these opinions.

The documents and instruments referred to in (1) through (9) above are collectively called the “Transaction Documents.”

In our examination, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. As to any facts material to these opinions, we have relied to the extent we deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Company and the Texas Guarantor and others.

We have also assumed, with your permission that with respect to all parties to agreements or instruments relevant hereto, the terms and conditions of the Indentures as reflected in the Transaction Documents have not been amended, modified or supplemented by any other written agreement of the parties or written waiver of any of the material provisions of the Transaction Documents.

TRI Pointe Homes, Inc.

April 15, 2015

In basing the opinions set forth in this opinion on “our knowledge,” the words “our knowledge” signify that, in the course of our representation of the Texas Guarantor, no facts have come to our attention that would give us actual knowledge or actual notice that any such opinions or other matters are not accurate. Except as otherwise expressly stated in this opinion, we have undertaken no investigation or verification of such matters. Further, the words “our knowledge” as used in this opinion are intended to be limited to the actual knowledge of the attorneys within this firm who have been involved in representing the Texas Guarantor in any capacity including, but not limited to, in connection with the transactions contemplated by the Transaction Documents. We have no reason to believe that any of the documents on which we have relied contain matters which, or the assumptions contained herein, are untrue or contrary to known facts.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

1. With respect to the Texas Guarantees, when the New Notes are executed and authenticated in accordance with the provisions of the Indentures and issued and delivered in exchange for the Outstanding Notes in the manner described in the Registration Statement, and the Texas Guarantees are executed and delivered substantially in the form examined by us, the Texas Guarantees will constitute the valid and binding obligation of the Texas Guarantor.

2. Based solely on the Certificate of Existence and the Confirmation of Good Standing, the Texas Guarantor is validly existing and in good standing as a corporation under the laws of the State of Texas, with power to authorize, execute and deliver the Indentures, the New Notes and the Texas Guarantees (collectively, the “Note Documents”) and to perform its obligations thereunder.

3. Each of the Note Documents to which the Texas Guarantor is a party has been duly authorized by all necessary company action on the part of the Texas Guarantor.

4. The authorization, execution, delivery and performance of the Note Documents to which the Texas Guarantor is a party do not and will not violate (a) the organizational documents of the Texas Guarantor, (b) any order, judgment, writ or decree of any Texas court or other agency of government that is material to the Texas Guarantor taken as a whole and that is binding on the Texas Guarantor, or (c) any law or regulation currently in effect in the State of Texas applicable to the Texas Guarantor.

5. No registration with, consent, authorization or approval of or notice to, or other action to, with or by, any Texas governmental or regulatory body by or on behalf of the Texas Guarantor is required to make valid and legally binding the execution and delivery by the Texas Guarantor of the Note Documents to which it is a party and the performance of its obligations thereunder provided that our opinion in this Paragraph 5 is limited to those laws, statutes and governmental rules of the State of Texas of general application to business entities.

TRI Pointe Homes, Inc.

April 15, 2015

The opinions expressed above are subject to the following additional exceptions, qualifications, limitations and assumptions:

We render no opinion herein as to matters involving the laws of any jurisdiction other than the State of Texas. These opinions are limited to the matters expressly stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated. Our opinions as expressed in this letter are rendered as of the date hereof and are based on existing law which is subject to change. We express no opinion as to circumstances or events which may occur subsequent to the date hereof.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. We further consent to the reliance on this opinion by Gibson, Dunn & Crutcher LLP for the purpose of delivering its opinion to be filed as Exhibit 5.1 to the Registration Statement, as to the enforceability of the Indentures and the New Notes. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours, /s/ CHAPOTON SANDERS SCARBOROUGH, LLP